EXHIBIT 99.1
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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT BUILDING MATERIALS CORPORATION OF AMERICA AT 973-317-5960

           BMCA ANNOUNCES COMMENCEMENT OF ITS TENDER OFFER TO ACQUIRE
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                  ELKCORP FOR $40 PER SHARE CASH CONSIDERATION
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December 18, 2006 - Building Materials Corporation of America ("BMCA"), North
America's largest roofing manufacturer, which operates under the name GAF Materials Corporation, today announced its intention to increase the price of its tender offer to purchase all the outstanding shares of common stock of ElkCorp from $35 per share previously announced to a price of $40 per share cash consideration. In connection with the announcement, BMCA sent the following letter to the ElkCorp Board of Directors:


                                                               December 18, 2006

Board of Directors
ElkCorp
14911 Quorum Drive, Suite 600
Dallas, TX  75254-1491

Ladies and Gentlemen:

         This is to advise you that BMCA is raising its tender offer price from $35 to $40 per share cash consideration for all Elk shares.

         We were surprised and disappointed by your announcement today that you have agreed to a leveraged buyout for Elk involving management participation, as this was done without once contacting us regarding our proposal to buy Elk or providing an opportunity for BMCA to bid. As you know, BMCA advised Elk more than four weeks ago, on November 15th, that BMCA was in a position to consider increasing its $35 per share price. Finally, instead of encouraging BMCA to maximize the value of its offer, to add insult to injury, your advisors attempted, in a 3:49 AM email on Monday morning, to persuade us to defer making the tender offer to your shareholders that we had informed you about on Sunday night. How could these actions possibly be in the interests of Elk shareholders?


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         While you have not communicated the details of your leveraged buyout, we trust that you have not agreed to anything that would prevent us from competing economically and in effect preclude a higher offer for your shareholders. Finally, our offer is obviously superior to the Elk leveraged buyout in both price and the fact that BMCA's offer is a tender offer, not subject to regulatory clearance, and, barring any undue delay on the part of Elk, should close in January 2007.

         Please advise us how you wish to proceed.

         All the best.


                                            Sincerely,

                                            /s/   Robert B. Tafaro

                                           Robert B. Tafaro
                                           President and Chief Executive Officer


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BMCA INFORMATION
Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2005 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN
OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF ELKCORP COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT BMCA WILL SHORTLY BE DISTRIBUTING TO ELKCORP'S STOCKHOLDERS AND FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER
OFFER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT BMCA WILL SHORTLY BE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS ARE URGED TO CAREFULLY
READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.
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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.


















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